UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

SPS COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34702	41-2015127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 435-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On September 11, 2012, we completed an underwritten public offering of 1,840,000 shares of common stock with a price to the public of $33.50 per share. The number of shares we sold in the offering includes the underwriters’ full exercise of their over-allotment option of 240,000 shares. Stifel Nicolaus Weisel was the sole book-running manager in the offering, William Blair, JMP Securities and Needham & Company, LLC acted as lead managers, and Canaccord Genuity, Craig-Hallum Capital Group and Northland Capital Markets acted as co-managers. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The shares were offered and sold pursuant to a prospectus supplement dated September 6, 2012 and an accompanying base prospectus dated June 26, 2012, pursuant to our existing shelf registration statement on Form S-3 (File No. 333-182097) that was declared effective by the Securities and Exchange Commission on June 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPS COMMERCE, INC.

Date: September 11, 2012	By	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer